UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SCHOLASTIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held via the internet at www.virtualshareholdermeeting.com/SCHL2023 on Wednesday, September 20, 2023 at 9:00 a.m. E.D.T., for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.
Electing seven directors to the Board of Directors
2.
An advisory vote for the approval of fiscal 2023 compensation awarded to Named Executive Officers
3.
An advisory vote on the frequency of a stockholder advisory vote regarding the compensation awarded to Named Executive Officers

Matters to be voted upon by holders of the Common Stock

1.
Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 27, 2023 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•
via the Internet at the website indicated on your proxy card;
•
via telephone by calling the toll free number on your proxy card; or
•
by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden
Secretary
August 10, 2023

Important Notice Regarding Availability of Proxy Materials

for the 2023 Annual Meeting of Stockholders to be held on September 20, 2023

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 20, 2023

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via the internet at www.virtualshareholdermeeting.com/SCHL2023 on Wednesday, September 20, 2023 at 9:00 a.m. E.D.T. and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended May 31, 2023 (the “Annual Report”) is a part, in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report, are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 10, 2023.

Shares represented by each proxy properly submitted, either by the Internet, telephone or mail as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•
delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date; or

•
providing subsequent internet or telephone voting instructions; or
•
voting via electronic means at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors, FOR the approval of fiscal 2023 compensation awarded to Named Executive Officers, and FOR the frequency of a stockholder advisory vote regarding the compensation awarded to Named Executive Officers of every three years.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012-3999, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 27, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 29,976,686 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights for directors. At the Annual Meeting, the Class A Stockholders will vote on the election of seven members of the Board, the advisory vote for the approval of fiscal 2023 compensation awarded to Named Executive Officers, and the advisory vote on the frequency of a stockholder advisory vote regarding the compensation awarded to Named Executive Officers. At the Annual Meeting, the holders of Common Stock will vote on the election of two members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for each proposal is specified in the description of such proposal. In the election of directors withheld votes and abstentions have no effect on the vote. For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
The Estate of Richard Robinson
Iole Lucchese, Special Executor
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	890,904	53.8%	1,424,699	(3)	4.7%
Iole Lucchese
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	890,904	53.8%	1,663,269	(4)	5.5%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,069,320		6.9%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	2,646,787	(5)	8.8%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,027,183		6.8%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,056,960		6.9%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,036,289	(6)	6.79%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	1,831,712		6.1%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.5%

BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	–	–	4,998,541	(7)	16.6%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	–	–	4,270,918	(8)	14.2%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	–	–	3,335,074	(9)	11.1%

(1)
Each of the Estate of Richard Robinson and Iole Lucchese have filed Statements on Schedule 13D and Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “Ownership Filings”) regarding beneficial ownership of Common Stock. Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, the former Chairman of the Board, President and Chief Executive Officer of the Company, and Andrew S. Hedden, a former Director and current Executive Officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Mary Sue Robinson Morrill is the trustee of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with sole voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their Ownership Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—890,904 shares (sole voting and investment power); Iole Lucchese, individually— 890,904 shares (sole voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).
(2)
The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock into shares of Common Stock. Based on their Ownership filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: the Estate of Richard Robinson, Iole Lucchese, Special Executor—1,424,699 shares (sole voting and investment power) and Iole Lucchese, individually—176,865 shares (sole voting and investment power); Barbara Robinson Buckland—237,608 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—2,646,787 shares (shared voting and investment power) and 466,676 sole voting and investment power; William W. Robinson—195,471 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Florence Robinson Ford—225,248 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Andrew S. Hedden—176,587 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Maurice R. Robinson Trust—1,831,712 shares (sole voting and investment power) and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).
(3)
Includes 890,904 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 above and 533,795 shares of Common Stock held directly by the Estate of Richard Robinson.
(4)
Ms. Lucchese was appointed as an executor of the Estate of Richard Robinson on July 1, 2021 and her holdings include all the shares described in Note 3 above; 40,157 shares of Common Stock held directly by Ms. Lucchese, 23,997 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Date under the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”); 158,984

shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Dated under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 5,811 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan; 4,848 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; and 4,773 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional unvested 8,650 RSUs under the 2021 Plan.
(5)
Does not include an aggregate of 179,635 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, and an aggregate of 101,389 shares held by family members directly and in a trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.
(6)
Includes 41,443 shares of Common Stock held directly by Mr. Hedden; 15,121 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2021 Plan; 141,447 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2011 Plan; 4,000 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan; 2,666 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 4,730 unvested RSUs under the 2021 Plan.
(7)
The information for BlackRock, Inc. (“BlackRock”) is derived from a Schedule 13G Amendment, dated January 23, 2023, filed with the SEC reporting beneficial ownership as of December 31, 2022. BlackRock has the sole dispositive power with regard to all 4,998,541 shares and the sole voting power with regard to 4,933,738 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, BlackRock is deemed to be a beneficial owner of these shares.
(8)
The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment dated February 14, 20223, filed with the SEC reporting beneficial ownership as of December 31, 2022. These shares are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, Inc. (which holds sole voting power over 2,514,418 of the shares, representing 7.8% of the shares outstanding) as to which Price Associates serves as investment adviser, and Price Associates holds 4,270,918 shares, with sole dispositive power over all such shares and sole voting power over 1,719,286 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.
(9)
The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated January 10, 2023, filed with the SEC reporting beneficial ownership as of December 31, 2022. Vanguard has sole dispositive power s with regard to 3,265,825 shares, shared dispositive power with regard to 69,249 shares, and shared voting power with regard to 40,338 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and M. Richard Robinson, Jr. (the “Buy Sell Agreement”), the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson, including his executors, heirs and personal representatives as the case may be (collectively, “Robinson”), will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Robinson will be free to accept the Control Offer and to sell Robinson’s shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell. The Estate has succeeded Mr. Robinson as a party to the Buy Sell Agreement as a result of Mr. Robinson's death.

Delinquent Section 16(a) Beneficial Ownership Reports

During the fiscal year ended May 31, 2023, the Company had no Section 16(a) reports that were delinquent.

Share Ownership of Management

On the Record Date, July 27, 2023, each director and Named Executive Officer reported under the caption “Summary Compensation Table” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Iole Lucchese	890,904	(2)	53.8%	1,663,269	(3)	5.5%
Andrés Alonso	—		—	38,480	(4)	*
James W. Barge	—		—	59,901	(5)	*
John L. Davies	—		—	27,736	(6)	*
Robert Dumont	—		—	11,704	(7)	*
Linda Li	—		—	6,328	(8)	*
Verdell Walker	—		—	10,549	(9)	*
Peter Warwick	—		—	143,143	(10)	*
David J. Young	—		—	40,441	(11)	*
Named Executive Officers
Peter Warwick	—		—	143,143	(10)	*
Iole Lucchese	890,904	(2)	53.8%	1,663,269	(3)	5.5%
Kenneth J. Cleary	—		—	128,231	(12)	*
Sasha Quinton	—		—	91,255	(13)	*
Rosamund Else-Mitchell	—		—	84,902	(14)	*
All directors and executive officers as a group (13 persons)	1,539,524	(2)	92.9%	4,350,462	(15)	14.49%

* Less than 1.0%

(1)
Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)
See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.
(3)
See the information with respect to the Estate of Richard Robinson and Iole Lucchese under “Principal Holders of Class A Stock and Common Stock” above.
(4)
Includes 8,134 shares of Common Stock held directly by Dr. Alonso, 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”), 25,100 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) and 1,415 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(5)
Includes 21,484 shares of Common Stock held directly by Mr. Barge, 11,902 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan, 25,100 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2017 Plan and 1,415 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan. 14,570 shares of Mr. Barge’s Common Stock held directly are presently used as collateral on a revolving credit line.
(6)
Includes 7,045 shares of Common Stock held directly by Mr. Davies, 19,276 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date under the 2017 Plan and 1,415 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(7)
Includes 2,107 shares held directly by Mr. Dumont, 8,182 shares of Common Stock under options exercisable by Mr. Dumont within 60 days of the Record Date under the 2017 Plan and 1,415 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(8)
Includes 641 shares held directly by Ms. Li, 4,272 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2017 Plan and 1,415 RSUs scheduled to vest within 60 days under the 2017 Plan.
(9)
Includes 1,784 shares held directly by Ms. Walker, 7,350 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2017 Plan and 1,415 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(10)
Includes 79,411 shares of Common Stock held directly by Mr. Warwick, 6,139 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan, 28,768 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2011 Plan, 11,075 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 17,750 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2017 Plan. Does not include an additional 11,075 unvested RSUs under the 2011 Plan.
(11)
Includes 10,350 shares of Common Stock held directly by Mr. Young, 3,576 shares of Common Stock under options exercisable by Mr. Young within 60 days of the Record Date under the 2007 Plan, 25,100 shares of Common Stock under options exercisable under the 2017 Plan and 1,415 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.
(12)
Includes 14,942 shares of Common Stock held directly by Mr. Cleary, 90,290 shares of Common Stock under options exercisable by Mr. Cleary within 60 days of the Record Date under the 2011 Plan, 15,121 shares of Common Stock under options exercisable by Mr. Cleary under the 2021 Plan, 3,878 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 4,000 RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 6,366 unvested RSUs under the 2021 Plan and 13,939 unvested RSUs under the MSPP.
(13)
Includes 10,379 shares of Common Stock held directly by Ms. Quinton, 50,190 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under 2011 Plan, 22,865 shares of Common Stock under options exercisable by Ms. Quinton within 60 days of the Record Date under the 2021 Plan, 4,848 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 2,973 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 7,704 unvested RSUs under the 2021 Plan.
(14)
Includes 6,825 shares of Common Stock held directly by Ms. Else-Mitchell, 53,050 shares of Common Stock under options exercisable by Ms. Else-Mitchell within 60 days of the Record Date under the 2011 Plan, 17,206 shares of Common Stock under options exercisable by Ms. Else-Mitchell within 60 days of the Record Date under the 2021 Plan, 4,848 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 2,973 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2021 Plan. Does not include an additional 4,848 unvested RSUs under the 2011 Plan and 5,339 unvested RSUs under the 2021 Plan.
(15)
Includes 890,904 shares of Common Stock issuable on conversion of the Class A Stock included in the 1,424,699 shares owned by the Estate of Richard Robinson as described in Notes 1, 2 and 3 under “Principal Holders of Class A Stock and Common Stock” above and 648,620 shares Class A Stock and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust of which Mr. Hedden is a trustee. Also includes an aggregate of 204,545 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 222,298 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 55,192 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2021 Plan; an aggregate of 25,448 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 114,380 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2017 Plan; an aggregate of 27,655 RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan; an aggregate of 24,649 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; and an aggregate of 9,946 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2021 Plan. Does not include an aggregate of 13,939 unvested RSUs under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”), an aggregate of 19,409 unvested RSUs under the 2021 Plan and an aggregate of 15,923 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2023 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Linda Li
David J. Young

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, business and staff unit contributions and the external market in which the Company competes for executive talent, as well as a focus on cross-Company collaboration.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
•

The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the Company considers compensation practices of a compensation peer group for which companies are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
•

The performance of a specific business or staff unit for which an executive is responsible may be used to create a link between the achievement of business and staff unit financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices have also been designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units and, as deemed appropriate, performance-based stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. In fiscal 2023, the Company conducted a comprehensive review of its peer group and elected to include two new companies, in response to the acquisitions of Houghton Mifflin Harcourt Company and Meredith Corporation. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included, but were not limited to, the following: The New York Times Company, PowerSchool Holdings, Inc., Perdoceo Education Corporation, Pearson plc, E. W. Scripps Company, Graham Holdings Co., Stride, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2023. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element	Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including current salary, individual job performance, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development or technology initiatives, or positions that require considerable creative or technical talent, creative marketing capability or digital skills, or the management of those providing such creative content, technical skills or marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance and, in the case where the executive officer is responsible for a business or staff unit of the Company, performance of the actual unit.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over three years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a three year period, serving as a retention tool, as well as increasing an executive’s stock ownership.

			•	Performance-based stock units, which have been issued on an exceptional basis to a limited number of executives as an incentive for the achievement of specifically-defined objectives.
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all other employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, the Company's financial performance is also taken into consideration.

Consistent with the Company’s policies relating to annual reviews for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually, generally at the HRCC July meeting under current practice, with any increases, based on the compensation objectives discussed above, becoming effective as determined by the HRCC at such meeting. For fiscal 2023, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above and, as a result of this review, the HRCC determined that no increases would be made to base salary for any of the Named Executive Officers in fiscal 2023, other than for Ms. Quinton, who received a 3.33% increase to her base salary in August 2022 and for Mr. Cleary, who received a 8.7% increase to his base salary in July 2022, in each case to align their base salary with the fiscal 2023 market comparison prepared by the HRCC’s independent compensation consultant.

Annual Performance-Based Cash Bonus Awards

Generally, the HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case of a Named Executive Officer who is responsible for a business or staff unit of the Company, includes performance of such unit, generally through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business or staff unit. In each case, whether considering the Company as a whole or an executive’s business or staff unit, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance and that of the business or staff unit. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year.

Short Term Incentive Plan

Potential cash bonus awards for senior management for fiscal 2023, including the Named Executive Officers, and other eligible employees were determined under the Company’s Short Term Incentive Plan (the “STIP”), which was adopted by the HRCC in September 2021 as a successor plan to the previous Management Incentive Plan (“MIP”). The STIP has been designed to reward both Company-wide and business or staff unit performance. Under the STIP, bonus targets are stated as a percentage of salary. During fiscal 2023, the Company adjusted the bonus targets upward by 5% for participants at the Senior Director level up to Senior Vice President II level, with no changes to the bonus targets for the Named Executive Officers or other participants at more senior levels.

Fiscal 2023 STIP Bonuses

The fiscal 2023 STIP is being funded based on the achievement of both Corporate and Divisional (in the case of business units) or Departmental (in the case of staff functions) metrics. The Corporate metric used to determine payout of the bonus is Operating Income, defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets. Division Operating Income is defined for this purpose as the operating income of the specific business unit for which the Named Executive Officer is responsible measured against budget. The Departmental Budget Objective is defined for this purpose as the control of operational costs for each staff function measured against budget. In fiscal 2023, an additional metric to measure performance against individual goals was introduced. The payment structure for the fiscal 2023 STIP is illustrated in the chart below:

Fiscal 2023 STIP Payment Structure

Participants	STIP at or above Target Performance
	Corporate Operating Income	Division Operating Income/ Departmental Budget Objective	Individual Performance Review
Named Executive Officers – CEO	100%	0%	0%
Named Executive Officers –Business Unit/Staff Heads*	50%	40%	10%

* Business Unit Heads are measured on Division Operating Income. Staff Heads are measured on

Departmental Budget Objective.

The funding for the fiscal 2023 STIP is the sum of the calculated bonuses for each Division or Department based on achievement of the Company’s Corporate and Divisional/Departmental metrics as per the chart below:

Fiscal 2023 STIP Plan Funding(1)
Weighted Percentage of Individual Metrics	Corporate Operating Income ($ Millions)	Bonus Payout %
80.00%	$85.1	50%
100.00%	$106.4	100%
150.00%	$159.6	175%
(1)
For illustrative purposes this chart assumes that the Business and Staff Units achievement is equal to the Corporate Operating Income achievement.

For fiscal 2023, the Company achieved Corporate Operating Income of $106.34 million, which was 100% of the target amount and above the threshold for bonus payout under the STIP, which resulted in the payout of a bonus pool at 100% of the target pool. Based on the foregoing, the HRCC approved bonuses to be paid under the STIP to the Named Executive Officers as provided in the table below.

Named Executive Officer	Relevant Metric	Target Bonus Payout as a Percentage of Base Salary	Actual Bonus Achievement	Fiscal 2023 Bonus Amount
Peter Warwick	100% Corporate Operating Income	125%	100%	$1,250,000
Kenneth J. Cleary	50% Corporate Operating Income 40% Departmental Budget Objective 10% Individual Performance	50%	100%	$311,875
Iole Lucchese	50% Corporate Operating Income 40% Departmental Budget Objective 10% Individual Performance	50%	130%	$520,000
Rosamund Else-Mitchell	50% Corporate Operating Income 40% Division Operating Income 10% Individual Performance	50%	50%	$155,000
Sasha Quinton	50% Corporate Operating Income 40% Division Operating Income 10% Individual Performance	50%	137.5%	$426,250

Fiscal 2024 STIP

As discussed above, the annual bonus awards under the STIP are generally designed to reward for Company-wide performance, as well as the other indicators of performance referenced in the chart below. With respect to fiscal 2024, at its meeting on July 18, 2023, the HRCC set the performance measures based on Company-wide and individual Divisional/Departmental financial goals, focusing on the objective of meeting the Company’s fiscal 2024 operating plan based on a Corporate Operating Income target of $100.00 million for purposes of the fiscal 2024 STIP, and continuing the 10% individual performance metric applicable to the Named Executive Officers based upon their annual performance reviews.

To drive greater alignment with the Company’s corporate priorities , it was determined that, for the fiscal 2024 STIP, there would be an increase to the weighting of the Corporate Operating Income metric to 65% from the previous 50% component applicable to senior management, including the Named Executive Officers (other than the CEO). This change is intended to create a structure where collaboration across the Company is encouraged and rewarded, incentivizing actions that drive overall Company performance at the senior management level and fostering a cooperative enterprise approach among the management team. In addition, the minimum target threshold for funding of the fiscal 2024 STIP was reduced from 80% to 75% of the Corporate Operating Income target, taking into consideration external market factors by increasing the incentive opportunity for bonus payout.

The payment structure to be applied for fiscal 2024 is illustrated in the chart below:

Participants	STIP at or above Target Performance
	Corporate Operating Income	Division Operating Income/ Departmental Budget Objective	Individual Performance Review
Named Executive Officers – CEO	100%	0%	0%
Named Executive Officers –Business Unit/Staff Heads	65%	25%	10%

Fiscal 2024 STIP Payment Structure

The funding for the fiscal 2024 STIP will be the sum of the calculated bonuses for each Division or Department based on achievement of the Company’s Corporate and Divisional/Departmental metrics as per the chart below:

Fiscal 2024 STIP Plan Funding(1)
Weighted Percentage of Individual Metrics	Corporate Operating Income ($ Millions)	Bonus Payout %
75.00%	$75.00	50%
100.00%	$100.00	100%
150.00%	$150.00	175%
(1)
For illustrative purposes this chart assumes that the Business and Staff Units achievement is equal to the Corporate Operating Income achievement.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term incentive compensation through equity incentives, which generally are awarded in the form of stock options, restricted stock units and/or performance-based stock units, granted to executive officers, including the Named Executive Officers, and senior management, as well as certain other eligible employees.

The general practice of the HRCC is to consider:

•
Annual equity grants to key employees, including the Named Executive Officers and other members of senior management, at its regularly scheduled meeting in September. Such grants currently vest one-third each year over a three year period, with the stock option grants having a seven year exercise period.
•
Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

The Company currently makes its grants of stock options, restricted stock units and other stock-based awards under the Scholastic Corporation 2021 Stock Incentive Plan (the “2021 Plan”), which was approved by the Board in July 2021 and by the Class A Stockholders in September 2021.

The practice of the HRCC is to generally make equity awards in the form of restricted stock units tied to vesting and stock options, including a combination of the foregoing in most cases. This determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such components. Accordingly, in years in which annual equity grants are made, the Company currently intends to utilize grants of stock options, restricted stock units and, on a limited basis involving special considerations, performance stock units, or a combination thereof, to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

For fiscal 2023, the HRCC granted the annual equity-based awards to the Named Executive Officers and other members of senior management as well as to certain other employees at its September 2022 meeting and otherwise granted such equity awards during fiscal 2023 principally to certain newly-hired or promoted employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the effective date of grant, calculated for purposes of the 2021 Plan as the average of the high and low prices on the date the grant becomes effective. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. While the historic practice of the HRCC through fiscal 2023, in the case of its quarterly meetings at which equity grants were approved (which were held before the dates of the public release of financial results), has been to make the grant date effective on the date of the HRCC meeting at which the grants were approved, the HRCC believes it will be a better practice to provide for an effective grant date timed several days after the public release of financial results, which it intends to implement starting with the September 2023 annual equity grants. Stock options currently granted by the HRCC vest in three annual installments beginning on the first anniversary of the effective date of grant and expire after seven years. Restricted stock units granted under the 2021 Plan and 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting, currently generally also over a three year period. Neither the 2021 Plan nor the 2011 Plan permit the deferral of restricted stock units. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The specific fiscal 2023 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2023 is set forth below in the “Outstanding Equity Awards at May 31, 2023” table.

Employment Agreement with Chief Executive Officer

On July 18, 2021, the Board elected one of its members, Peter Warwick, to succeed Richard Robinson, who passed away unexpectedly on June 5, 2021, as the Company’s Chief Executive Officer and President, effective August 1, 2021, for a three year term. Mr. Warwick continues to serve as a member of the Board.

In connection with his appointment as the Company’s Chief Executive Officer and President, Mr. Warwick entered into a three year employment agreement with the Company (the "CEO Employment Agreement"), which was unanimously recommended by the HRCC (without Mr. Warwick’s participation) and approved unanimously by the Board members, with Mr. Warwick recusing himself from the discussion and abstaining from the vote thereon.

The CEO Employment Agreement provides for: (i) an initial base annual salary of $1,000,000, which may be increased but not decreased during the term; (ii) an annual cash discretionary bonus based on a target bonus opportunity of 125% of base salary and the level of satisfaction of performance criteria determined on an annual basis by the HRCC (which included a minimum guaranteed cash discretionary bonus of $625,000 in respect of fiscal 2022); (iii) an initial equity award of $1.5 million under the 2011 Plan, approved by the HRCC at its meeting held on July 20, 2021 with an effective grant date of August 2, 2021, 75% of such award in the form of restricted stock units and 25% in the form of stock options, with such grants vesting over a three year period, subject to acceleration in the case of certain termination events; and (iv) an annual equity grant under the 2011 Plan (or any successor plan) in the form of performance-based restricted stock units (PSUs) with a target fair market value of $1,000,000 per year during the three-year term of the CEO Employment Agreement. The number of PSUs to be granted is the number equal to the target fair market value of $1,000,000 divided by the fair market value of a share of Common Stock on the date of grant determined in accordance with the terms of the 2011 Plan (or any successor to the 2011 Plan), with each annual grant vesting in one year. In the case of the annual cash bonus referred to in clause (ii) above, it has been determined to base the performance criteria on the criteria adopted by the HRCC for the STIP for the relevant fiscal year.

In the event of a termination of Mr. Warwick by the Company without "cause" (as defined) or Mr. Warwick terminates his employment for "Good Reason" (as defined) following a Change of Control of the Company, Mr. Warwick will be entitled to twice the present value of his remaining base salary as severance. If Mr. Warwick's employment with the Company is terminated due to his death or disability, he (or his estate) will be entitled to receive his accrued base salary, expense reimbursement and vested equity awards (the "Accrued Obligations"). Also, in either case, any stock options, RSUs or PSUs (vesting at target level attainment in the case of PSUs), to the extent then outstanding and unvested, will become fully vested and, in the case of stock options, fully exercisable during the remaining term of the options. If Mr. Warwick is terminated without cause or leaves the employment for "Good Reason" (other than resulting from a Change of Control), he is entitled to receive the Accrued Obligations, a cash severance payment equal to the present value of his base salary through the expiration date of the CEO Employment Agreement, COBRA premium payments for health coverage for up to 18 months, accelerated vesting / exercisability of his RSUs or PSUs (vesting at target level attainment in the case of PSUs) and stock options and a partial year discretionary bonus provided that the applicable performance criteria for the period in question have been met.

During the term of the CEO Employment Agreement, Mr. Warwick is eligible for all employee benefits (including health insurance and 401(k) or other retirement plans, and participation in the STIP and MSPP) on terms not less favorable than those provided generally to other senior executives of the Company. The CEO Employment Agreement also contains other customary terms and conditions of senior executive employment agreements.

The performance measures for the PSUs for fiscal year 2023 were established prior to September 1, 2022 and are being established early in fiscal year 2024 for fiscal 2024. The performance measures are established annually by the HRCC (with input from the Human Resources Department of Scholastic) in consultation with Mr. Warwick. The performance measures established for fiscal 2023 for Mr. Warwick’s annual equity grant covered the creation of a high-level strategic financial and business growth plan, strengthening senior management levels with executives geared to accelerating transformation and creating an enterprise-wide customer-centric change plan, as well as measures relating to investor engagement and CEO succession. At its July 18, 2023 meeting, the HRCC reviewed Mr. Warwick’s fiscal 2023 performance and determined that Mr. Warwick had fully achieved the qualitative performance measures established for fiscal 2023 at the $1,000,000 target level, which resulted in the issuance of 28,392 shares of Common Stock (using the date of grant to determine fair market value) to Mr. Warwick on that date upon vesting of the underlying PSUs.

Information on the compensation received by Mr. Warwick during fiscal 2023 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Mr. Warwick is set forth in the “Outstanding Equity Awards at May 31, 2023” table.

Compensation Arrangements with Executive Officer

On September 14, 2020, the Company extended an offer of employment (the “Offer”) to Rosamund Else-Mitchell, the Company’s Executive Vice President and President, Education Solutions. Ms. Else-Mitchell was elected as an Executive Officer of the Company on June 1, 2021.

Under the principal terms of the Offer, Ms. Else-Mitchell is entitled to receive: (i) a base salary at the rate of $620,000 per year; (ii) two annual equity incentive grants, each with three year vesting, under the 2011 Plan (or successor plan) and valued at $500,000 each (60% of each grant to be made in the form of restricted stock units and 40% to be made in the form of non-qualified stock options), such grants to be made in fiscal 2021 and 2022, respectively, upon approval of the HRCC; (iii) a STIP target bonus percentage of 70% of her base salary; (iv) a one-time cash sign-on bonus of $100,000; (v) a one-time payment equal to 30% of her fiscal 2021 STIP target for the development of an approved Global Digital Strategy; and (v) relocation assistance. Information on the compensation received by Ms. Else-Mitchell during fiscal 2023 is set forth below in the “Summary Compensation Table” and information regarding the equity awards received by Ms. Else-Mitchell is set forth below in the “Outstanding Equity Awards at May 31, 2023” table.

In fiscal 2022, the Company reduced the annual bonus targets for the Named Executive Officers to 50% of their base salary and, in order to incentivize Ms. Else-Mitchell, whose Offer provided for a higher bonus target based on achieving the financial goals of the Education Solutions group, the Company established, and the HRCC approved, a three-year incentive bonus plan (the “Special Incentive Plan”).

The metrics and goals for the payout of the bonus under the Special Incentive Plan were set on the basis of the revised budget for fiscal 2023 and will be set on the basis of the final budget for fiscal 2024 and fiscal 2025. The Special Incentive Plan, at target goal attainment, would pay out approximately 25% of her annual salary (currently $155,000) with a cap at approximately 37.5% of salary. The Special Incentive Plan will pay out annually after the results for each fiscal year are finalized, subject to being curtailed if the STIP is replaced with a plan that pays out 75% or more of her salary at target.

For fiscal 2023, Ms. Else-Mitchell did not achieve the budget-based revenue target metric established for such fiscal year and received no bonus in respect of that metric. Applying the principles underlying the fiscal 2022 operational execution components metric, and upon the recommendation of management, the HRCC approved the payment of a partial bonus for fiscal 2023 in respect of that metric in the amount of $25,000 relating to the execution of certain Sponsored Programs, which bonus is included in the Summary Compensation table below.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Of the Named Executive Officers, currently only Mr. Cleary participates in the ESPP.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2023, senior management participants in the MSPP were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2023. The deferral period chosen by the participants could not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs would be converted into shares of Common Stock on a one-to-one basis. For fiscal 2023, four members of senior management, including Mr. Cleary, who is a Named Executive Officer, are receiving bonuses from the STIP and making deferrals under the MSPP.

Results of Stockholder Advisory Vote on Compensation of Named Executive Officers

At the 2020 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2020 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2023 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the 2017 Annual Meeting of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years.

Accordingly, an advisory vote on Named Executive Officer compensation in respect of the fiscal 2023 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto, is included in Matters Submitted to Stockholders - Proposal 2: Advisory Vote to Approve Fiscal 2023 Compensation Awarded to Named Executive Officers, below.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2023, 2022 and 2021, as indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compen-sation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(4) ($)	Total ($)
Peter Warwick(5)	2023	$1,000,000	$0	$999,966	$0	$1,250,000	$0	$50,395	$3,300,361
Chief Executive Officer	2022	$807,692	$0	$2,125,020	$375,000	$1,815,925	$0	$55,171	$5,178,808
and President
Kenneth J. Cleary	2023	$615,385	$0	$299,977	$200,013	$311,875	$0	$104,999	$1,532,248
Chief Financial Officer	2022	$575,000	$0	$165,000	$110,000	$503,125	$0	$55,248	$1,408,373
	2021	$544,039	$0	$239,989	$160,010	$201,250	$0	$18,698	$1,163,986
Iole Lucchese	2023	$800,000	$0	$359,972	$240,018	$520,000	$0	$76,629	$1,996,619
Chair of the Board,	2022	$763,462	$0	$300,000	$200,000	$700,000	$0	$26,097	$1,989,559
Executive Vice President,	2021	$662,308	$0	$300,001	$199,999	$297,500	$0	$48,198	$1,508,006
Chief Strategy Officer
and President, Scholastic
Entertainment
Sasha Quinton(6)	2023	$614,616	$0	$299,977	$200,013	$426,250	$0	$20,326	$1,561,181
Executive Vice President	2022	$600,000	$50,000	$300,000	$200,000	$525,000	$0	$22,980	$1,697,980
and President, School	2021	$567,693	$150,000	$300,001	$199,999	$0	$0	$194,148	$1,411,841
Reading Events
Rosamund Else-Mitchell(7)	2023	$620,000	$25,000	$299,977	$200,013	$155,000	$0	$21,895	$1,321,884
Executive Vice President	2022	$620,000	$235,000	$300,000	$200,000	$542,500	$0	$54,670	$1,952,170
and President, Education
Solutions

(1)
Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock units during fiscal, 2023, fiscal 2022, or fiscal 2021 for the Named Executive Officers.
(2)
Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. During fiscal 2021, Ms. Lucchese had 1,000 stock options forfeited. There were no forfeitures of stock options during fiscal 2023 or fiscal 2022 for the Named Executive Officers.
(3)
Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the STIP or MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2023, Mr. Warwick, Mr. Cleary, Ms. Lucchese, Ms. Else-Mitchell and Ms. Quinton elected to invest 0%, 80%, 0%, 0% and 0%, respectively, of his or her fiscal 2023 bonus for the purchase of RSUs. For fiscal 2022, Mr. Cleary, Ms. Lucchese, Ms. Else-Mitchell and Ms. Quinton elected to invest 50%, 0%, 0% and 0%, respectively, of his or her fiscal 2022 bonus for the purchase of RSUs. For fiscal 2021, Mr. Cleary, Ms. Lucchese and Ms. Quinton elected to invest 100%, 50% and 0%, respectively, of his or her fiscal 2021 bonus for the purchase of RSUs. Ms. Quinton was not eligible to participate in the MSPP until fiscal 2021, Ms. Else-Mitchell was not eligible until fiscal 2022 and Mr. Warwick was not eligible until fiscal 2023.
(4)
All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(5)
Mr. Warwick joined the Company on August 1, 2021. Accordingly, the salary provided for fiscal 2022 is a partial year.

(6)
Ms. Quinton's bonus for fiscal 2022 represents a supplemental bonus relating to her work in developing a special Covid recovery plan for the Book Fairs group, and she also received a special one-time bonus of $150,000 in fiscal 2021 that related to a specific organizational assignment.
(7)
Ms. Else-Mitchell joined the Company in September 2020 and was elected an Executive Officer on June 1, 2021 and the information for fiscal 2022 reflects a full year’s compensation. Ms. Else-Mitchell's bonuses for fiscal 2022 and 2023 were awarded to her pursuant to her Special Incentive Plan described on page 20.

Summary of All Other Compensation

Name	Fiscal Year	Severance ($)	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and Unvested 2021 and 2011 Plan RSUs(3) ($)	Total ($)
Peter Warwick	2023	$0	$9,712	$250	$0	$0	$40,433	$50,395
	2022	$0	$17,308	$208	$0	$0	$37,655	$55,171
Kenneth J. Cleary	2023	$0	$9,447	$480	$83,819	$0	$11,254	$104,999
	2022	$0	$8,423	$480	$33,521	$0	$12,824	$55,248
	2021	$0	$8,890	$480	$0	$0	$9,328	$18,698
Iole Lucchese	2023	$0	$9,900	$480	$0	$50,766	$15,483	$76,629
	2022	$0	$9,150	$480	$0	$0	$16,467	$26,097
	2021	$0	$9,012	$480	$26,824	$0	$11,882	$48,198
Sasha Quinton	2023	$0	$3,126	$480	$0	$0	$16,720	$20,326
	2022	$0	$2,901	$480	$0	$100	$19,499	$22,980
	2021	$0	$4,488	$480	$0	$175,847	$13,333	$194,148
Rosamund Else-Mitchell	2023	$0	$6,958	$480	$0	$0	$14,457	$21,895
	2022	$0	$6,435	$480	$0	$35,016	$12,739	$54,670

(1)
Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for the purchase dates in fiscal 2023, fiscal 2022 and fiscal 2021 under FASB ASC Topic 718 of $8.50, $8.22 and $5.62, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.
(2)
For Ms. Quinton, the amount shown for fiscal 2022 represent a division-wide incentive and for fiscal 2021 represents relocation assistance and temporary housing of $175,847, which includes $51,728 for the related tax gross up, pursuant to her offer of employment. For Ms. Else- Mitchell, the amount shown for fiscal 2022 represents relocation assistance of $24,079, which includes $10,936 for the related tax gross up, pursuant to her offer of employment. For Ms. Lucchese, the amount shown for fiscal 2023 represents legal fess that the Company paid during fiscal 2023 relating to financial and estate planning advice provided Ms. Lucchese, which advice was determined to be relevant to the interests of the Company. Ms. Lucchese is responsible for paying individual income taxes in respect to the foregoing.
(3)
In fiscal 2023, the Company made four dividend payments of $0.20 per share on the Common and the Class A Stock. In each of fiscal 2022 and 2021, the Company made four dividend payments of $0.15 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2011 Plan and the 2021 plan, restricted stock units are entitled to dividend, earnings from the date of grant. This column reflects dividend earnings accrued under both such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2023 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Options Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/sh)(3)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Peter Warwick		$625,000	$1,250,000	$2,187,500
	7/19/2022				28,392			$35.42	$999,966
Kenneth J. Cleary		$156,250	$312,500	$546,875
	9/20/2022					16,979	$42.28	$42.52	$200,013
	9/20/2022				7,095			$42.52	$299,977
Iole Lucchese		$200,000	$400,000	$700,000
	9/20/2022					20,375	$42.28	$42.52	$240,018
	9/20/2022				8,514			$42.52	$359,972
Sasha Quinton		$155,000	$310,000	$542,500
	9/20/2022					16,979	$42.28	$42.52	$200,013
	9/20/2022				7,095			$42.52	$299,977
Rosamund Else-Mitchell		$155,000	$310,000	$542,500
	9/20/2022					16,979	$42.28	$42.52	$200,013
	9/20/2022				7,095			$42.52	$299,977

(1)
Represents the potential amounts of cash bonus that can be received for fiscal 2023 under the STIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
Represents restricted stock units which vest in 33 ⅓% increments beginning with the first anniversary from the date of grant, with the exception of Mr. Warwick’s performance stock unit grant that vested 100% on July 18, 2023 based upon his achievement of the applicable performance metrics.
(3)
The exercise price for all stock options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant, September 20, 2022.
(4)
This column shows the fair values of performance stock units, restricted stock units and stock options as of the grant dates computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $11.78 for the grants received by the Named Executive Officers on September 20, 2022.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2023

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Peter Warwick	9/24/2014 (3)	2,308	0	$33.53	9/24/2024
	9/21/2015 (3)	1,719	0	$43.56	9/21/2025
	9/21/2016 (3)	2,112	0	$38.56	9/21/2026
	9/20/2017 (3)	3,124	0	$38.61	9/20/2027
	9/26/2018 (3)	2,721	0	$43.07	9/26/2028
	9/18/2019 (3)	3,471	0	$39.33	9/18/2029
	9/23/2020 (3)	8,434	0	$20.48	9/23/2030
	8/02/2021	14,384	28,769	$33.86	8/02/2028	22,150	$940,932
	7/19/2022 (4)					28,392	$1,206,092
Kenneth J. Cleary	9/23/2014	5,103	0	$33.87	9/23/2024
	9/21/2015	5,149	0	$43.56	9/21/2025
	9/20/2016	6,119	0	$39.16	9/20/2026
	9/19/2017	7,284	0	$38.60	9/19/2027
	12/12/2017	15,652	0	$42.02	12/12/2027
	9/25/2018	8,540	0	$42.94	9/25/2028
	9/22/2020	28,295	14,148	$20.63	9/22/2027	3,878	$164,737
	9/22/2021	4,731	9,463	$33.63	9/22/2028	3,271	$138,952
	9/20/2022	0	16,979	$42.28	9/20/2029	7,095	$301,396
Iole Lucchese	9/17/2013	16,954	0	$30.17	9/17/2023
	9/23/2014	21,194	0	$33.87	9/23/2024
	9/21/2015	15,972	0	$43.56	9/21/2025
	9/20/2016	19,806	0	$39.16	9/20/2026
	9/19/2017	23,468	0	$38.60	9/19/2027
	9/25/2018	8,540	0	$42.94	9/25/2028
	9/22/2020	35,366	17,684	$20.63	9/22/2027	4,848	$205,943
	9/22/2021	8,603	17,206	$33.63	9/22/2028	5,947	$252,629
	9/20/2022	0	20,375	$42.28	9/20/2029	8,514	$361,675
Sasha Quinton	3/17/2020	28,493	0	$26.51	3/17/2030
	9/22/2020	32,504	17,684	$20.63	9/22/2027	4,848	$205,943
	9/22/2021	8,603	17,206	$33.63	9/22/2028	5,947	$252,629
	9/20/2022	0	16,979	$42.28	9/20/2029	7,095	$301,396
Rosamund Else- Mitchell	9/22/2020	35,366	17,684	$20.63	9/22/2027	4,848	$205,943
	9/22/2021	8,603	17,206	$33.63	9/22/2028	5,947	$252,629
	9/20/2022	0	16,979	$42.28	9/20/2029	7,095	$301,396

(1)
All stock options granted in fiscal 2023, 2022 and 2021 vest in 33 ⅓% increments beginning on the first anniversary of the date of grant and have a seven-year term. The grant made on March 17, 2020 to Ms. Quinton vests in 33 ⅓% increments beginning with the first anniversary of the date of grant and has a ten-year term. All other grants vest in 25% increments beginning with the first anniversary of the date of grant and have a ten-year term.
(2)
The restricted stock units granted on March 17, 2020 to Ms. Quinton and the restricted stock units granted on September 22, 2020 and September 22, 2021 to Mr. Cleary, Ms. Lucchese, Ms. Quinton and Ms. Else-Mitchell vest in 33 ⅓% increments beginning with the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $42.48, the closing price of the Common Stock on NASDAQ on May 31, 2023.
(3)
Represents grants received by Mr. Warwick while he was an Outside Director under the 2007 Plan and the 2017 Plan.
(4)
Represents a performance stock unit grant.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2023 upon the exercise of stock options and upon the vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Peter Warwick	0	$0	40,609	$1,884,221
Kenneth J. Cleary	0	$0	6,387	$249,331
Iole Lucchese	0	$0	8,694	$310,941
Sasha Quinton	13,206	$288,352	11,592	$474,562
Rosamund Else-Mitchell	0	$0	7,820	$284,004

(1)
In accordance with SEC rule, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates
(2)
Mr. Warwick had 29,534 RSUs vest on July 19, 2022 and the closing price was $35.22. Mr. Warwick had 11,075 RSUs vest on August 2, 2022 and the closing price was $46.81. Mr. Cleary had 5,513 RSUs, and each of Ms. Lucchese, Ms. Else-Mitchell and Ms. Quinton had 7,820 RSUs vest on September 22, 2022 and the closing price was $40.34. Mr. Cleary and Ms. Lucchese each had 874 RSUs vest on September 25,2022 and the closing price was $31.45. Ms. Quinton has 3,772 RSUs vest on March 17, 2023 and the closing price was $42.18.

Pension Plan

The Company does not currently maintain a pension plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2023 and the balances thereunder at May 31, 2023.

Name	Executive Contributions in the Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End(1) ($)
Peter Warwick	$0	$0
Kenneth J. Cleary	$251,563	$592,129
Iole Lucchese	$0	$202,757
Sasha Quinton	$0	$0
Rosamund Else-Mitchell	$0	$0

(1)
Represents the value of all RSUs held by the Named Executive Officer under the MSPP on May 31, 2023 and was calculated by multiplying the number of RSUs held by $42.48, the closing price of the Common Stock on NASDAQ on such date. Amounts include the Named Executive’s contributions to the MSPP, which were included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the fiscal year prior to the contribution.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2023 using, for equity awards, the closing price per share of the Common Stock on that day of $42.48. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. Of the Named Executive Officers, as of May 31, 2023, Mr. Warwick, Ms. Else-Mitchell and Ms. Quinton are not retirement eligible under any of the plans and Mr. Cleary and Ms. Lucchese are retirement eligible under all of the plans. The Company does not have a general severance policy applicable to all employees, with the exception of Mr. Warwick, who has an agreed upon severance amount under the terms of his employment agreement, as further discussed on page 19 and such amounts are included in the table on page 31. Accordingly, unless under specifically negotiated arrangements, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2021 Plan and 2011 Plan and previously purchased RSUs under the MSPP in accordance with the relevant terms of the plans.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (generally one of the fifty most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. Neither of the MSPP, the 2021 Plan or the 2011 Plan contain provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the: (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 31 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments received under the STIP (formerly the MIP) through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock. Retirement is defined as age 55 or older with 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The 2021 Plan and the 2011 Plan

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, a combination of stock options and restricted stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2021 Plan and the 2011 Plan in effect at May 31, 2023.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 2021 Plan and the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and is 10 years employment.	Vesting is accelerated. Participant or his or her estate has one year to exercise vested options.
RSUs granted under the 2021 Plan and the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and is 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2023 under the MSPP, the 2021 Plan and the 2011 Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2023, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary, unless contractually-obligated, and are therefore omitted from the table.

Name	Voluntary Termination	Termination for Cause	Involuntary (Not for Cause) Termination	Normal Retirement	Death/ Disability	Change-in-Control
Peter Warwick
Severance	$0	$0	$1,162,225	N/A	$0	$2,295,852
2011 Restricted Stock Units	$0	$0	$940,932	N/A	$940,932	$940,932
2011 Plan Stock Options	$123,990	$0	$371,979	N/A	$371,979	$371,979
2021 PSUs	$0	$0	$1,206,092	N/A	$1,206,092	$1,206,092
Total	$123,990	$0	$3,681,228	N/A	$2,519,003	$4,814,855
Kenneth J. Cleary
2011 MSPP	$352,158	$352,158	$456,358	$592,129	$592,129	$592,129
2021 Restricted Stock Units	$0	$0	$0	$138,952	$440,348	$440,348
2011 Restricted Stock Units	$0	$0	$0	$164,737	$164,737	$164,737
2021 Plan Stock Options	$41,869	$0	$41,869	$129,013	$129,013	$129,013
2011 Plan Stock Options	$717,960	$0	$717,960	$1,027,093	$1,027,093	$1,027,093
Total	$1,111,987	$352,158	$1,216,187	$2,051,924	$2,353,320	$2,353,320
Iole Lucchese
2011 MSPP	$80,568	$80,568	$202,757	$202,757	$202,757	$202,757
2021 Restricted Stock Units	$0	$0	$0	$252,629	$614,303	$614,303
2011 Restricted Stock Units	$0	$0	$0	$205,943	$205,943	$205,943
2021 Plan Stock Options	$76,137	$0	$76,137	$232,485	$232,485	$232,485
2011 Plan Stock Options	$1,320,743	$0	$1,320,743	$1,707,138	$1,707,138	$1,707,138
Total	$1,477,448	$80,568	$1,599,637	$2,600,952	$2,962,626	$2,962,626
Sasha Quinton
2021 Restricted Stock Units	$0	$0	$0	N/A	$554,024	$554,024
2011 Restricted Stock Units	$0	$0	$0	N/A	$205,943	$205,943
2021 Plan Stock Options	$76,137	$0	$76,137	N/A	$231,805	$231,805
2011 Plan Stock Options	$1,165,246	$0	$1,165,246	N/A	$1,551,641	$1,551,641
Total	$1,241,382	$0	$1,241,382	N/A	$2,543,414	$2,543,414
Rosamund Else-Mitchell
2021 Restricted Stock Units	$0	$0	$0	N/A	$554,024	$554,024
2011 Restricted Stock Units	$0	$0	$0	N/A	$205,943	$205,943
2021 Plan Stock Options	$76,137	$0	$76,137	N/A	$231,805	$231,805
2011 Plan Stock Options	$772,747	$0	$772,747	N/A	$1,159,143	$1,159,143
Total	$848,884	$0	$848,884	N/A	$2,150,915	$2,150,915

(1)
Under the terms of his employment agreement as discussed on page 18, in the case of an involuntary termination or a termination for Good Reason (as defined therein), Mr. Warwick is entitled to cash severance in an amount equal to the present value (using the then prevailing rate of interest charged to the Company by its principal lender) of the remaining salary payments under the term of his employment agreement, an amount equal to the cost of medical benefits under the federal COBRA law for Mr. Warwick and his eligible dependents for an eighteen month period, and all outstanding RSUs, PSUs and stock options became fully vested. In the case of involuntary termination or a termination for Good Reason (as defined therein) as a result of a change-in-control, Mr. Warwick is entitled to cash severance in an amount equal to twice the present value (using the then prevailing rate of interest charged to the Company by its principal lender) of the remaining salary payments under the term of his employment agreement, an amount equal to the cost of medical benefits under the federal COBRA law for Mr. Warwick and his eligible dependents for an eighteen month period and all outstanding RSUs, PSUs and stock options become fully vested.
(2)
All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2023 of $42.48 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $42.48 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $42.48 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $42.48 and the lesser of the purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination.
(3)
Under the terms of the 2021 Plan and the 2011 Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.
(4)
All amounts represent the payout of the restricted stock units held under the 2021 Plan and the 2011 Plan based on the closing price of the Company’s Common Stock on May 31, 2023 of $42.48 per share. Under the terms of the 2021 Plan and the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2021 Plan and the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)

requires that the Company determine the ratio of the CEO’s total compensation (under the Summary Compensation Table definition) to that of the Company’s global median employee.

To determine the median employee, the Company made a direct determination from its global employee population, excluding non-US locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of the total employee population. As a result, the Company excluded 29 employees in the Philippines, 22 in China, and 5 in Taiwan out of the global employee population of approximately 6,750. The Company established a consistently applied compensation measure inclusive of base pay, overtime, and incentives. The employee population was evaluated as of March 31, 2023, and reflects paid compensation from June 1, 2022, through March 31, 2023. Where allowed under the rule, the Company has annualized compensation through May 31, 2023 and annualized compensation for employees newly hired in this fiscal year. Non-US compensation was converted to US dollars based on applicable exchange rates as of March 31, 2023.

Based on the above determination, the total compensation (under the Summary Compensation Table definition) for the median employee is $32,130. Using the CEO’s total compensation of $3,300,361 under the same definition, the resulting ratio is 103:1.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for the Company's Named Executive Officers ("NEOs") for the past three fiscal years as set forth in the Summary Compensation Table (the "SCT"), the “compensation actually paid” to the Principal Executive Officer (“PEO”) and, on an average basis, the Company's other NEOs (in each case, as determined under Item 402(v) of Regulation S-K), the Company's total shareholder return (“TSR”), the TSR of the peer group (as defined below) and the Company's net income /(loss) and operating income /(loss).

For purposes of the Pay Versus Performance Table, the PEOs and other NEOs for the applicable years were as follows:

•
For fiscal year 2021, Mr. Richard Robinson served as PEO and Mr. Kenneth Cleary, Ms. Iole Lucchese, Ms. Sasha Quinton, Ms. Judith Newman and Mr. Satbir Bedi served as the other NEOs.
•
For fiscal year 2022, Mr. Richard Robinson served as PEO until he unexpectedly passed away on June 5, 2021 and Mr. Peter Warwick served as PEO beginning August 1, 2021. The other NEOs for fiscal 2022 were Mr. Kenneth Cleary, Ms. Iole Lucchese, Ms. Rosamund Else-Mitchell and Ms. Sasha Quinton.
•
For fiscal year 2023, Mr. Peter Warwick served as PEO and Mr. Kenneth Cleary, Ms. Iole Lucchese, Ms. Rosamund Else-Mitchell and Ms. Sasha Quinton served as the other NEOs.

PAY VERSUS PERFORMANCE TABLE

							Value of $100 Investment based on:
Year	Summary Compensa-tion Table Total for Mr. Robinson (1) ($)	Summary Compensation Table Total for Mr. Warwick (1) ($)	Compensati-on Actually Paid to Mr. Robinson (2) ($)	Compensati-on Actually Paid to Mr. Warwick (2) ($)	Average Summary Compensa-tion Table Total for Non-PEO NEOs ($)	Average Compensa-tion Actually Paid to Non-PEO NEOs (2) ($)	Total Share- holder Return (3) ($)	Peer Group Total Share-holder Return (4) (5) ($)	Net Income/ (Loss) ($)	Operating Income/ (Loss)
2023	N/A	2,088,016	N/A	2,631,980	1,246,250	1,552,139	153.57	190.82	86,322,599	106,294,472
2022	37,329	5,178,808	(352,506)	5,557,737	1,762,021	2,093,301	133.08	198.75	80,915,979	97,377,254
2021	1,641,888	N/A	1,474,491	N/A	1,381,961	1,809,614	117.45	205.17	(11,007,069)	(22,723,408)

(1)
As noted above, in fiscal year 2022, Mr. Richard Robinson unexpectedly passed away on June 5, 2021 and Mr. Peter Warwick served as PEO beginning August 1, 2021.
(2)
The table below provides the adjustments required by Item 402(v) to be made to the SCT totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent amounts actually paid to the executive or necessarily the value that will ultimately be realized under equity awards. Rather, it primarily reflects the changes in fair market value of equity awards during the applicable year.

The determination of "compensation actually paid" begins with the total compensation reported in the SCT. In determining compensation actually paid, SEC proxy disclosure rules require that certain adjustments be made to the SCT totals with respect to equity-based and other compensation. For equity-based awards made during the year, the recorded grant date value is replaced with the estimated year-end value. For equity-based awards made in prior years, but paid out during the year, the value at payout is included. And for equity-based awards made in prior years that remain unvested at year-end, the estimated change in value from the beginning to the end of the year is included. For performance-based equity awards, the estimate of year-end value is based upon the “probable outcome” of the performance conditions as of the last day of the fiscal year.

Given the methodology under which “compensation actually paid” is required to be calculated, these amounts are subject to significant fluctuation based on stock price volatility. For a discussion of how the HRCC assessed Company performance and the compensation of the NEOs, see “Compensation Discussion and Analysis.”

	2021	2021	2021	2022	2022	2022	2023	2023	2023
	Mr. Robinson ($)	Mr. Warwick ($)	Average for Other NEOs ($)	Mr. Robinson ($)	Mr. Warwick ($)	Average for Other NEOs ($)	Mr. Robinson ($)	Mr. Warwick ($)	Average for Other NEOs ($)
Summary Compensation Total	1,641,888	N/A	1,381,961	37,329	5,178,808	1,762,021	N/A	2,088,016	1,246,250
Deduction of grant date fair value of stock awards granted in fiscal year	0	N/A	(335,002)	0	(2,500,020)	(443,750)	N/A	(999,966)	(524,990)
Increase in fair value at fiscal year-end of outstanding unvested stock awards granted in fiscal year	0	N/A	787,363	0	2,874,060	541,228	N/A	1,206,092	529,499
Increased in fair value at vesting of stock awards granted in fiscal year that vested during fiscal year	0	N/A	0	0	0	0	N/A	0	0
Change in fair value of outstanding unvested stock awards granted in prior fiscal years	162,895	N/A	29,376	0	0	198,824	N/A	214,702	180,454
Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	(330,292)	N/A	(32,706)	(389,835)	4,889	34,979	N/A	123,136	120,927
Deduction for fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	0	N/A	(21,377)	0	0	0	N/A	0	0
Compensation actually paid (1) (2) (3) (4)	1,474,491	N/A	1,809,614	(352,506)	5,557,737	2,093,301	N/A	2,631,980	1,552,139
(1)
There was no change in pension values during the fiscal year and no pension service costs; accordingly, no adjustment has been included.
(2)
Total Shareholder Return is based on the performance of a $100 investment made on May 31, 2020 through the last day of each reported fiscal year with the reinvestment of all dividends.
(3)
Peer Group Total Shareholder Return is based on the performance of a $100 investment in the peer group made on May 31, 2020 through the last day of each reported fiscal year with the reinvestment of all dividends. The customized peer group consists of Pearson PLC, John Wiley & Sons, Inc. and Houghton Mifflin Harcourt for fiscal years 2021 and 2022. Houghton Mifflin Harcourt ceased being a publicly traded company as of April 8, 2022; therefore, the cumulative total return for fiscal year 2022 includes the performance of Houghton Mifflin Harcourt from June 1, 2020 to April 7, 2022. The cumulative total return of a $100 investment made on May 31, 2020 in the peer group consisting of Pearson PLC, John Wiley & Sons, Inc. and Houghton Mifflin Harcourt (through April 7, 2022 only) for fiscal 2023 is $188.38.
(4)
Stride, Inc., an education company with a similar level of revenue to the Corporation, has replaced Houghton Mifflin Harcourt in the peer group in fiscal year 2023. A peer group consisting of Pearson PLC, John Wiley & Sons, Inc. and Stride, Inc. results in a cumulative total shareholder return on a $100 investment made on May 31, 2020 of $182.15, $163.55 and $157.02 for fiscal years 2021, 2022 and 2023, respectively.

Relationship Between Compensation Actually Paid and Performance Measures

As discussed earlier in "Compensation Discussion and Analysis", the Company's general approach is to align compensation to performance. For the fiscal years 2021, 2022 and 2023, each of net income, operating income and total shareholder return increased year over year. During this period, compensation paid to the named executive officers, peaked in fiscal year 2022, reflecting unprecedented dislocation. In fiscal 2021, the effects of COVID-19 continued to negatively impact the Company's book net income and operating income as a large percentage of schools were operating in a remote or hybrid mode in fiscal. Also in fiscal 2021, the Company extended an offer of employment to Rosamund Else-Mitchell, who became an executive officer of the Company on June 1, 2021; Ms. Else-Mitchell's employment agreement provided for bonus payments and equity awards in fiscal 2021 and 2022. In fiscal 2022, Richard Robinson, the Company's long- time chief executive officer unexpectedly passed away early in the first quarter of the fiscal year. As the new chief executive officer, Mr. Warwick's compensation for fiscal 2022 reflects the terms of his employment agreement effective August 1, 2021, including initial equity grants as discussed earlier under “—Compensation Discussion and Analysis."

The compensation actually paid to Mr. Robinson in fiscal 2021 was $1,474,491 and a negative ($352,506) for fiscal 2022, reflecting the impact of his passing on outstanding equity awards. As noted above, Mr. Warwick became the chief executive officer on August 1, 2021 and his compensation actually paid for fiscal 2022 of $5,557,737 reflects his employment agreement and sign-on awards. For the other NEOs, their compensation actually paid during this period increased from $1,809,614 in fiscal 2021 to $2,093,301 in fiscal 2022 and decreased to $1,552,139 for fiscal 2023.

2023 Most Important Performance Measure

In addition to net income and TSR, which are already included in the Pay versus Performance table, we believe the following measure, operating income, is the most important financial performance measure used to link compensation actually paid to the NEOs to Company performance.

Operating Income

Corporate operating income targets are used to determine the funding of and payouts under the STIP as described above under “Compensation Discussion and Analysis."

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved
by security holders
Common Stock	3,188,401	$29.63	2,161,063	(1)
Class A Stock	–	–	–
Equity Compensation plans not
approved by security holders
Common Stock	–	–	–
Class A Stock	–	–	–
Total	3,188,401	$29.63	2,161,063

(1)
Includes 148,923 shares of Common Stock available at May 31, 2023 under the ESPP; 242,672 shares of Common Stock available at May 31, 2023 under the MSPP; 1,621,732 shares of Common Stock available at May 31, 2023 under the 2021 Plan and 147,736 shares of Common Stock available at May 31, 2023 under the 2017 Director Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities acquired through participation in any of the Company’s incentive, retirement or stock purchase plans based on the value of Common Stock, but excluding options to purchase Common Stock. At May 31, 2023, Ms. Else-Mitchell and Mr. Warwick are in their second year, Ms. Quinton is in her third year and Mr. Cleary is in his fifth year of being subject to the Stock Ownership Guidelines and are all subject to the six year phase-in rule. Ms. Lucchese has reached her seventh year and currently has 161.9% of her required ownership level, exclusive of any shares attributed to her under the Estate of Mr. Robinson.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of fewer than three or more than fifteen directors. In August 2021, the Class A Stockholders set the Board at ten directors and Verdell Walker was elected at the 2021 Annual Meeting to fill the vacancy created at that time. Margaret A. Williams, who had been a member of the Board since 2010, did not stand for re-election at the 2022 Annual Meeting, and the Board has not yet identified a replacement for Ms. Williams to bring forth as a nominee at the Annual Meeting. Accordingly, the vacancy resulting from Ms. Williams' resignation would be filled, if other than at a meeting of the Class A Stockholders, by the Directors elected at the Annual Meeting by the holders of the Class A Shares. The Board is currently in the process of working to identify a suitable candidate; however, no candidate will be presented at the Annual Meeting for the purpose of filling such vacancy.

The Board recommends that Class A Stockholders vote FOR each of the seven nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since

Andrés Alonso	CEO, Andrés A. Alonso LLC, Weehawken, NJ and Former Co-Chair, Public Education Leadership Project, Harvard University, Cambridge, MA	67	2015

Robert Dumont	Principal, Robert Dumont, PLLC, New York, NY	72	2021

Linda Li	Senior Vice President & General Manager, Wirecutter, The New York Times, New York, NY	36	2022

Iole Lucchese	Chair of the Board, Executive Vice President and Chief Strategy Officer of the Company	57	2021

Verdell Walker	Former Head of Programming, New Formats, Spotify USA Inc., Los Angeles, CA	36	2021

Peter Warwick	President and Chief Executive Officer of the Company	72	2014

David J. Young	Former Chairman and Chief Executive Officer of Hachette Book Group USA, New York, NY	73	2015

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since

James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	69	2007

John L. Davies	Private Investor, Washington, DC	73	2000

Andrés Alonso. Dr. Alonso is an educational advisor to foundations and large urban school districts and state governments in the United States and Latin America. He is the Former Co-Chair of the Public Education Leadership Project (PELP), a collaboration between principally the Harvard Graduate School of Education (HGSE) and Harvard Business School, as well as faculty of other Harvard schools, to support the effectiveness of leadership teams in large urban school districts in the United States. Dr. Alonso served as Professor of Practice at HGSE from 2013 to 2018, teaching on driving change, school reform and the leadership of instruction, and helping lead the Education Degree in Leadership Doctorate program. Previously, he led the Baltimore City Public Schools as Chief Executive Officer from 2007 to 2013. From 2006 to 2007, Dr. Alonso served as Deputy Chancellor of Teaching and Learning, and from 2003 to 2006, as Chief of Staff for Teaching and Learning, at the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1984, prior to determining to enter the teaching profession. Dr. Alonso received a doctorate in education from Harvard in 2006. Dr. Alonso is actively involved with many institutions, including as a trustee of the William T. Grant Foundation, a trustee of the Data Quality Campaign, a trustee of the Panasonic foundation, a former trustee and former chair of the Carnegie Foundation for the Advancement of Teaching, a former board member of the Annenberg project and as a present member and former trustee of the Teachers College of Columbia University President's Advisory Council. He is the past chair of the Reporting and Dissemination Committee of the National Assessment Governing Board.

Robert L. Dumont. Mr. Dumont is an attorney and currently the principal of Robert Dumont PLLC, a boutique law firm specializing in tax and estate planning for international private clients and family offices. Mr. Dumont established his private practice after thirty years of experience with large organizations: first as a partner in the law firm of Baker & McKenzie LLP and then as the leader of Deloitte Tax LLP’s international private client practice. Mr. Dumont is a member of the Bar of the State of New York, the Bar of England and Wales (non-practicing solicitor) and the Society of Trust and Estate Practitioners (STEP).

Linda Li. Ms. Li is the Senior Vice President & General Manager of Wirecutter at The New York Times, where she is responsible for setting the vision and strategy for Wirecutter, leading and managing a large and diverse team, and achieving its financial targets. Ms. Li brings extensive experience in unlocking and driving growth and innovation in the consumer technology and media sectors. Before Wirecutter, she ran strategy and operations for news partnerships at Facebook and led international strategy and business development as an executive director at The New York Times. Before The Times, she worked in the consumer financial technology sector, where she launched and grew financing products for small businesses at

Lending Club. She previously held advisory roles with the City of New York and was chief of staff to the Chairman & Managing Director of McKinsey & Company Asia. Ms. Li earned her AB with distinction from Harvard College, MBA from Harvard Business School, and Masters in Public Policy from Harvard Kennedy School.

Iole Lucchese. Ms. Lucchese was appointed Chair of the Board in July 2021 and is the Executive Vice President and Chief Strategy Officer of the Company. She also serves as President, Scholastic Entertainment and formerly served as Co-President and, subsequently, as President of Scholastic Canada. As Chief Strategy Officer, Ms. Lucchese advances the Company’s strategic and creative initiatives across all business units, including new initiatives, existing business transformation, and cross-Company marketing. Ms. Lucchese has a strong track record of achieving change over the course of her thirty years at the Company, including the significant expansion of the book publishing and distribution group during her senior management roles with Scholastic Canada, cementing the Company’s position as the #1 children’s book publisher in that market. In addition to her corporate oversight, Ms. Lucchese is also responsible for the Company’s digital content and e-commerce strategy, ensuring modernization and a direct-to-parents approach. As President, Scholastic Entertainment, Ms. Lucchese has overseen a rapid expansion of the award-winning division, bringing Scholastic’s highly-engaging intellectual property to new formats and reaching new audiences and enhancing the strength of the Company’s brand.

Verdell Walker. Ms. Walker is a seasoned consumer-oriented Content and Marketing professional and board director with significant expertise in the kids and family entertainment space. Further, she has a proven track record of developing and executing innovative strategies that achieve bottom line growth and increase brand value. Since November 2020 and until August 2023, Ms. Walker has held positions at Spotify, Inc. as the Head of Kids Audio Content and, subsequently, the Head of Programming, New Formats, where she was responsible for content strategy and innovation. Before joining Spotify, Ms. Walker was a Global Brand & Content Marketing Manager for the Thomas & Friends™ franchise at Mattel, Inc. Ms. Walker has also held roles at Sesame Workshop, The Wall Street Journal, and Goldman Sachs. A graduate of Harvard Business School, Ms. Walker also graduated Phi Beta Kappa from Trinity College, CT. She holds the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University and the National Association of Corporate Directors.

Peter Warwick. Mr. Warwick was elected as the Company’s President and Chief Executive Officer in July 2021 and has worked in the publishing and information industry for more than forty years, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that, he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

David J. Young. Mr. Young is a former Chairman and Chief Executive Officer of Hachette Book Group USA and spent forty-five years in the publishing industry. In 1970, he started his career at Thorsons, which had been founded by his grandfather and later purchased by Harper Collins. Mr. Young then held various positions at Harper Collins until he became the Managing Director of Little Brown and Company in 1996 and, in 2000, the Chief Executive Officer of the Time Warner Book Group, the parent company of Little Brown and Company. From 2005 to 2013, he was the Chief Executive Officer of Hachette Book Group USA, then moving to become the Deputy CEO of Hachette UK until his retirement in December 2015. During his career, Mr. Young served on a number of publishing association boards including serving as Chair of the Association of American Publishers during 2012-13 and as the President of the Book Trade Benevolent Society from 2013-2017. Mr. Young was a board member of Tate Enterprises, Millbank, London from 2016-2023, and is the Chairman of Canongate Books Ltd., the Scottish independent publisher, and a director of Raymond Chandler Limited.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lionsgate Entertainment Corp., where he has oversight of all financial operations, information technology, and planning and setting strategy as a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007 with company-wide responsibilities encompassing financial oversight of Time Warner’s various business units, including publishing operations Time Inc., Little Brown, and Warner Books. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting matters. While at Ernst & Young, Mr. Barge served clients across a wide variety of industries, and larger client responsibilities included The Coca-Cola Company and Warner Bros. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the current and nominated members of the Board include:

Andrés Alonso

•
Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
•
Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•
An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
•
Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Robert L. Dumont

•
Significant legal, tax and policy expertise.
•
Experience advising family offices and heirs.
•
Considerable executive experience and leadership.

Linda Li

•
Significant executive and management experience.
•
Leadership experience with direct responsibility for technology functions and the production of digital content for media properties.
•
Extensive understanding of strategic planning and operations.

Iole Lucchese

•
Proven track record in advancing the Company’s strategic and creative initiatives across all operating units.
•
Extensive leadership in business transformation and operational experience in corporate strategy, publishing, entertainment, digital media and marketing and branding.
•
Significant international experience, holding senior executive positions in Canada and the U.S.
•
Children’s media content expertise, including advising on the Company’s new product and program offerings.

Verdell Walker

•
Deep understanding of content creation and growing direct-to consumer brands, particularly in the children’s entertainment market.
•
Experience in leading digital transformation of businesses.
•
Comprehensive understanding of children’s media landscape.
•
A generational perspective consistent with demographics of the Company’s customers.

Peter Warwick

•
Significant executive, business and operational experience in both educational and information publishing.
•
Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.

•
Significant international experience, holding senior executive positions in the U.K., Asia Pacific and U.S.
•
Knowledge and experience of the critical role of human resources as the former Chief People Officer of a publicly-held company with over 50,000 employees globally.

David J. Young

•
Executive, business and operational publishing experience as a former Chairman and Chief Executive Officer of Hachette Book Group USA and Deputy CEO of Hachette UK.
•
Over forty years of executive and management experience in the publishing field.
•
Substantial additional industry expertise and product knowledge in publishing operations on a global basis.
•
Engagement in numerous publishing association activities, including previously serving as Chair of the Association of American Publishers.

James W. Barge

•
Significant executive and management experience in media and entertainment.
•
Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
•
Significant experience in using technology to achieve business objectives.
•
Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
•
Broad financial experience, including experience as a certified public accountant.

John L. Davies

•
Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.
•
Significant international experience as the founder of AOL International.
•
Investor and shareholder in several public and privately held companies.

Board Diversity Matrix

Board Diversity Matrix (As of August 9, 2023)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

One director has specifically identified as a Cuban-American and a first generation immigrant.

Board Leadership Structure and Risk Oversight

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation and retirement programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology and Data Management Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including the security of systems and information databases, as well as competitive, marketplace and financial risks in connection with technology. Additionally, the Technology and Data Management Committee periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Environmental, Social and Governance (“ESG”) Oversight

As stated in its credo, the Company believes in the worth and dignity of each individual and respect for the diverse groups in our multicultural society, and the Board is focused on helping identify and address environmental, social and governance risks and opportunities that are material and impactful to the Company’s brand and its business in ways that align with the Company’s mission and credo. The Board has ultimate responsibility for overseeing the Company’s ESG practices, policies and initiatives, and receives periodic updates from members of management who have the day-to-day responsibility for these matters.

Oversight is handled either at the Board level or by one of the standing committees, each of which reports regularly to the Board:

• Environmental — As part of its general oversight of the Company’s supply chain and manufacturing processes, the full Board, with the assistance of the Technology and Data Management Committee, reviews environmental-related risks that may impact the Company and its brand.

• Social — Diversity, equity and inclusion and succession planning are overseen by the full Board, while the HRCC is responsible for the review of the Company’s compensation structure and the review of pay equity. In both of the above contexts, the Human Resources Department of the Company works closely with the Board and the HRCC.

• Governance — The Nominating & Governance Committee oversees corporate governance matters, including advising on board structure and composition and key policies, as well as making recommendations to the Board regarding board diversity and board succession planning. The Technology and Data Management Committee oversees data and business processes governance.

The Board’s Role in Human Capital Management

Recognizing the critical importance of executive leadership to the success of the Company, the HRCC, reporting to the Board, and in conjunction with senior Human Resources management, regularly discusses management succession at the Company dealing with various levels of the management structure. On at least an annual basis, Company management reviews with the Board the Company’s leadership succession plans for senior leadership roles. In addition, the HRCC annually evaluates the performance of the Chief Executive Officer and makes compensation recommendations based thereon.

In addition to succession planning and leadership development, the Board and the HRCC regularly review and discuss with management matters related to human capital management, including diversity, equity and inclusion, talent development, workplace culture and compensation and benefits. In addition, during the past three fiscal years, the Board and its committees regularly reviewed and discussed with management the impact of the Covid-19 pandemic on the Company’s employees and return to office planning and business, as well as management’s strategies and initiatives to respond to, and mitigate, adverse impacts, including measures to support the health, safety and well-being of employees.

Meetings of the Board and its Committees

Five regular meetings and three special meetings of the Board were held during the fiscal year ended May 31, 2023. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the fiscal year by all standing committees of the Board of which they were a member.

The Board currently has five standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; and Technology and Data Management. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate.

Executive Committee. Iole Lucchese, Peter Warwick and John L. Davies are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2023, as all urgent matters occurring during fiscal 2023 were handled by the full Board.

Audit Committee. James W. Barge (Chairperson), John L. Davies, Robert Dumont and David Young are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent public registered accountants and pre-approves any non-audit services to be provided by them, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits and meets with both the internal auditors and independent public registered accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that does not serve as its independent registered public accountants, which functions as the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four regular meetings during the fiscal year ended May 31, 2023.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Linda Li, and David J. Young are the current members of the Human Resources and Compensation Committee (the “HRCC”). Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. In addition to its human resources responsibilities, the HRCC Committee acts on behalf of the Board in its capacity as settlor of the trust underlying the Company’s 401(k) Plan (the “401(k) Plan”) and with respect to the powers enumerated therein, including the power to amend or terminate the 401(k) Plan. The HRCC Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the 401(k) Plan, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the 401(k) Plan. The HRCC held five regular meetings during the fiscal year ended May 31, 2023.

Nominating and Governance Committee. Andrés Alonso (Chairperson), James W. Barge, Robert Dumont, and Verdell Walker are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held five meetings during the fiscal year ended May 31, 2023.

Technology and Data Management Committee. David J. Young (Chairperson), Andrés Alonso, Linda Li, and Verdell Walker are the current members of the Technology and Data Management Committee. The primary objectives of the Technology and Data Management Committee are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cybersecurity, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success. Oversight and guidance in respect to the Company’s supply chain and production processes are also provided through the Technology and Data Management Committee to assist the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to these operational risks. The Technology and Data Management Committee held four meetings during the fiscal year ended May 31, 2023.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, all of which have been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board determined that all persons who served on the Board in fiscal 2023, other than Mr. Warwick and Ms. Lucchese, who are current executive officers of the Company, were independent, as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by the non-employee directors of the Company (the “Outside Directors”) as the Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chair of the Board and the Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising each of the Chair of the Board and the Chief Executive Officer of decisions reached or suggestions made at executive sessions. Mr. Barge receives an annual retainer of $25,000 for services performed as the Lead Independent Director.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas. Please refer to the Company’s current board diversity in the diversity matrix on page 43.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees.

Use of Executive Search Firms. The Company has regularly retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board. The Company has currently retained Korn Ferry to help the Company identify a suitable candidate for election as a director to fill the vacancy resulting from Ms. Williams’ decision not to stand for re-election at the 2022 Annual Meeting and the Company is actively searching for an appropriate candidate.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide: (i) in the case of age, for a retirement age of 75 and that a director who has reached age 75 may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person, either physically or through virtual meetings, or by telephone. Management provides all directors with an agenda and relevant written materials as available in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed any materials provided in advance of the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the directors attended the virtual 2022 Annual Meeting of Stockholders.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. The Board intends to complete and discuss the results of its annual self-assessment for fiscal 2023 at its December 2023 Board Meeting.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors have been encouraged to own Company stock in an amount that is appropriate for them, although the Company has not previously had any formal equity ownership requirements for members of the Board. The Board plans to consider the adoption of formal stock ownership guidelines applicable to non-employee directors at a future fiscal 2024 Board meeting.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to the high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

Hedging Policy. The Company has not, to date, adopted a specific stand-alone hedging policy. However, the Company’s written policy on insider trading contains prohibitions on certain types of hedging activities by employees, including prohibitions on short sales of the Company’s stock, as well as sales of uncovered call or put options and purchases of put options on the Company’s stock. The Company has no reason to believe that its directors and executive officers have been engaged in any hedging transactions in violation of such prohibitions, but it will continue to monitor securities transaction activities and may in the future adopt additional specific restrictions on hedging activities. The Company has on occasion permitted executives and directors to pledge shares of Common Stock in support of bona fide loans for legitimate purposes, including, as noted under “Share Ownership of Management” above, for Mr. Barge.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to address compensation and workforce management matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the STIP, or from an established contingency pool thereunder, for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting or its September meeting, the HRCC establishes performance criteria for annual bonuses to be awarded under the STIP or any successor plan or program. The HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers, at its regular meeting in July, with any changes becoming effective as determined at such meeting.

Under the Company’s current practice, equity-based compensation awards to senior management, including the Named Executive Officers, under the Company’s stock incentive plans are typically considered and made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. Except in limited circumstances, other than in connection with grants being made to new hires, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings. All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2021 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. Please refer to page 19 for a description of the terms of the employment agreement with Mr. Warwick, who became the Company’s President and Chief Executive Officer on August, 2021. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the independent compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC. After such review, in fiscal 2023, the HRCC unanimously determined that Pay Governance LLC was independent. Pay

Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

For fiscal 2023, each Outside Director of the Company was entitled to receive a cash retainer of $85,000 for his or her services as a director, and each Committee chairperson was entitled to receive additional amounts for the chairperson’s duties at the rate of $15,000 in the case of each of the chairpersons of the Technology and Data Management Committee, Nominating and Governance Committee and the HRCC and $20,000 for the chairperson of the Audit Committee, and the Lead Independent Director receives $25,000 for his services performed in that role.

In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) provides for annual equity awards to the Outside Directors on the date of each annual meeting of stockholders. The Board, at its July 2022 meeting, determined that, for fiscal 2023, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $100,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Pursuant to the 2017 Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of an exercise price equal to the fair market value of a share of Common Stock on September 21, 2022, the date of the 2022 Annual Meeting of Stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the 2017 Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units made on September 21, 2022, the entire grant vests on September 20, 2023. The stock options granted on September 21, 2022 will expire on September 21, 2032. The Board, at its July 19, 2023 meeting, determined that, for fiscal 2024, the value of the equity grant would be increased to a value of $125,000 and would be awarded entirely as restricted stock units..

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participate in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2023.

Fiscal Year 2023 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrés Alonso	$100,000	$59,996	$39,995	$0	$0	$199,991
James W. Barge	$130,000	$59,996	$39,995	$0	$0	$229,991
John L. Davies	$100,000	$59,996	$39,995	$0	$0	$199,991
Robert Dumont	$85,000	$59,996	$39,995	$0	$0	$184,991
Linda Li	$102,000	$59,996	$39,995	$0	$0	$201,991
Verdell Walker	$85,000	$59,996	$39,995	$0	$0	$184,991
Margaret A. Williams	$21,250	n/a	n/a	$0	$0	$21,250
David J. Young	$100,000	$59,996	$39,995	$0	$0	$199,991

(1)
Iole Lucchese, the Company’s Chair of the Board and Executive Vice President and Chief Strategy Officer, and President, Scholastic Entertainment, Peter Warwick, the Company’s President and Chief Executive Officer,and did not receive compensation for their services as a director during fiscal 2023.
(2)
Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2023 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director listed in the table above, had 1,415 restricted stock units outstanding, as of May 31, 2023, and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $42.40 per restricted stock unit. The difference between the amounts listed above and the $60,000 (60% of $100,000) is due to rounding. As discussed in note (4) below, Ms. Williams retired from the Board in fiscal 2023, prior to the annual grant, and had no restricted stock units outstanding as of May 31, 2023.
(3)
Represents the aggregate grant date fair value of stock options granted in fiscal 2023 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $13.65 per option. The difference between the amounts listed above and the $40,000 (40% of $100,000) is due to rounding. At May 31, 2023, Dr. Alonso had 28,931 options outstanding; Mr. Barge had 33,985 options outstanding; Mr. Davies had 21,976 options outstanding; Mr. Dumont had 8,182 options outstanding; Ms. Li had 4,272 options outstanding; Ms. Walker had 7,350 options outstanding; and Mr. Young had 28,676 options outstanding. As discussed in note (4) below, Ms. Williams retired from the Board in fiscal 2023, prior to the annual grant, and had 31,055 options outstanding as of May 31, 2023.
(4)
Ms. Williams retired from the Board in fiscal 2023. Ms. Williams' compensation reflects the pro rata amount of the annual Board retainer fee attributable to the period served as an Outside Director.

PROPOSAL 2:

ADVISORY VOTE TO APPROVE FISCAL 2023 COMPENSATION
AWARDED TO NAMED EXECUTIVE OFFICERS

As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders with respect to the compensation awarded to its Named Executive Officers for fiscal 2023. The Company’s executive compensation programs and compensation paid to its Named Executive Officers are described in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion beginning on page 10 of this proxy statement. As described more fully in the “Compensation Discussion and Analysis,” the HRCC oversees the Company’s compensation and benefits programs as they relate to senior management and the compensation awarded thereunder, adopting changes to the programs and awarding compensation as it determines appropriate to reflect the Company’s circumstances and to promote the main objective of the programs: to motivate members of senior management, including the Named Executive Officers, in order to increase value for stockholders by facilitating the long-term growth of the Company.

If you are a Class A Stockholder, you may vote for or against the following resolution, or you may abstain. As an advisory vote, the result is non-binding on the Company and the Board. However, the Board and the HRCC will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for the Named Executive Officers.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers for fiscal 2023, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion included in this proxy statement, is hereby APPROVED.

Recommendation

The Board recommends that the Class A Stockholders vote FOR the foregoing resolution.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve this advisory proposal.

PROPOSAL 3:

ADVISORY VOTE ON THE FREQUENCY OF A STOCKHOLDER
ADVISORY VOTE REGARDING THE COMPENSATION AWARDED TO NAMED
EXECUTIVE OFFICERS

As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders about how often it should present the Class A Stockholders with the opportunity to vote on compensation awarded to its Named Executive Officers. If you are a Class A Stockholder, you may elect to have the vote held annually, every two years or every three years, or you may abstain. The Company recommends a triennial vote, but the Class A Stockholders are not voting to approve or disapprove of that recommendation. As an advisory vote, this vote is also non-binding. However, as with the vote on the compensation of the Named Executive Officers described under Proposal 2 above, the Board will consider the outcome of the vote when making a future decision as to the frequency of such votes. The Company is required to conduct a say on frequency vote every six years.

Because the Company has designed its compensation programs to promote stockholder value over a long-term time frame and encourage performance over a multi-year period, the Board believes that a vote that occurs once every three years will allow stockholders to better evaluate the Company’s executive compensation programs. The Board is recommending an advisory vote every three years because it believes that both compensation decisions and Company performance should be evaluated over a longer-term horizon rather than just on a year-to-year basis.

Recommendation

The Board recommends that the Class A Stockholders vote FOR a shareholder advisory vote to be held every THREE years on compensation awarded to its Named Executive Officers.

In considering the vote, the Company will deem the Class A Stockholders to have selected the frequency that receives the plurality of the votes cast by the Class A Stockholders present or represented at the Annual Meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2024. A representative of EY will be present via the internet at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2023 and May 31, 2022 are summarized in the table below.

	Fiscal 2023 $	Fiscal 2022 $
Audit Fees	$3,539,937	$3,669,248
Audit-Related Fees	$69,551	$87,090
Tax Fees	$1,725,617	$1,956,473
All Other Fees	$-	$-
TOTAL FEES	$5,335,106	$5,712,811

Type of fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2023 and fiscal 2022, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2023 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent registered public accountants, the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with the firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
John L. Davies
Robert Dumont
David Young

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2024 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 12, 2024 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2024 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 26, 2024. Nominations of individuals for election to the Board at the 2024 Annual Meeting must be received by the Secretary of the Company no later than July 22, 2024.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

SCHOLASTIC SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 19, 2023 for shares held directly and by 11:59 p.m. Eastern Time on September 17, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SCHL2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 19, 2023 for shares held directly and by 11:59 p.m. Eastern Time on September 17, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) James W. Barge 02) John L. Davies NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000618504_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 20, 2023 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints PETER WARWICK and IOLE LUCCHESE, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held virtually at www.virtualshareholdermeeting.com/SCHL2023, on Wednesday, September 20, 2023 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to the account invested in the Scholastic Corporation Stock Fund on July 27, 2023 by voting by September 17, 2023. Continued and to be signed on reverse side 0000618504_2 R1.0.0.6

Scholastic corporation proxy for annual meeting of stockholders, September 20, 2023 (the solicitation of this proxy is made on behalf of the board of directors) the undersigned hereby appoints Peter Warwick and Iole Lucchese, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the annual meeting of stockholders of scholastic corporation to be held live via the internet at www.virtualshareholdermeeting.com/schl2023 on September 20, 2023 at 9:00 a.m. E.d.t. This proxy is continued on the reverse side please complete, date, sign and mail this proxy today

Scholastic corporation class a stock proxy annual meeting of stockholders, September 20, 2023 the undersigned hereby votes the above number of shares of class a stock of scholastic corporation as follows: 1. For the election of: Andres Alonso, Robert Dumont, Iole Lucchese, Linda li, Verdell walker, peter Warwick and David j. Young. For: withhold: for all except: (write the name(s) of the individual nominee(s) for whom authority to vote is withheld on the line below): 2. For an advisory vote, the approval of fiscal 2023 compensation awarded to named executive officers. For: against: abstain: 3. For, in an advisory vote, the frequency of holding an advisory vote regarding compensation awarded to names executive officers. One year two years three years abstain: 4. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of class a stock. Date: class a stockholder no. Of shares: please mark your vote as indicated in this example: x